May 9, 2000


Generex Biotechnology Corporation
33 Harbour Square, Suite 202
Toronto, Ontario
Canada M5J262

Re:  Registration Statement on Form S-3
     File No. 333-33556
     ----------------------------------

Gentlemen/Ladies:

We have acted as counsel to Generex Biotechnology Corporation (the "Company") in connection with the preparation and filing of the above-captioned Registration Statement (the "Registration Statement") relating to a public offering of up to 1,508,656 shares of the Company's Common Stock of the par value $.001 (the "Shares"). The Shares are proposed to be sold pursuant to the Registration Statement by shareholders of the Company for their own accounts, and include Common Stock reserved for issuance upon the exercise of certain outstanding warrants (the "Placement Warrants").

We are familiar with the Registration Statement. We have reviewed the Company's Certificate of Incorporation and By-laws, each as amended to date. We also have examined such public and private corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for the purpose of expressing an opinion on the matters set forth below. In all examination of documents we have assumed the genuineness of all signatures appearing on such documents, and the genuineness and authenticity of all copies of the original document.

On the basis of the foregoing, we are of the opinion that the outstanding Shares are, and that the Shares issueable upon the exercise of Placement Warrants, when issued and sold upon the exercise of the Placement Warrants will be, validly issued, fully paid and non-assessable.


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Generex Biotechnology Corporation
May 9, 2000
Page 2


We consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                            Very truly yours,


                                            By: /s/ Joseph Chicco
                                                -----------------
                                                Joseph Chicco

JOC:ncd